Exhibit 99.1

FOR IMMEDIATE RELEASE

MADISON SQUARE GARDEN, INC.

REPORTS THIRD QUARTER 2010 RESULTS

3rd quarter revenue of $190.8 million, up 18.0% from 2009

3rd quarter AOCF of $42.3 million, up 35.2% over prior year period

Operating income of $26.3 million, up 120.6% from 3rd quarter of 2009

Diluted earnings per share of $0.25, up 78.6% from 3rd quarter of 2009

NEW YORK, N.Y., November 5, 2010 – Madison Square Garden, Inc. (NASDAQ: MSG) today reported financial results for the third quarter ended September 30, 2010.

Madison Square Garden’s third quarter 2010 revenues increased 18.0% to $190.8 million compared to the prior year period, primarily reflecting an increase in revenue in the company’s MSG Media and MSG Entertainment segments. Adjusted operating cash flow (“AOCF”)(1) increased 35.2% to $42.3 million and operating income increased 120.6% to $26.3 million, as compared to the third quarter of 2009. On an overall basis, AOCF and operating income growth were primarily driven by higher MSG Media revenue and improved results in the MSG Entertainment segment.

Third quarter net income of $19.3 million ($0.25 per diluted share) increased $9.2 million compared to net income of $10.1 million ($0.14 per diluted share) in the prior year period. The increase in net income primarily reflects the growth in operating income discussed above.

Madison Square Garden President and CEO Hank Ratner said: “Madison Square Garden continues to perform well on multiple fronts, with our strong third quarter results reflecting our continued operating momentum. We have more than doubled our adjusted operating cash flow over the first three quarters of 2010 and have grown our cash balance to over $325 million while continuing to fund the Arena Transformation project. In addition, we continue to experience success in developing world-class marketing partnerships which will contribute incremental revenues for each of our business segments, principally driven by the Transformation of Madison Square Garden.”

Results from Operations

Segment results for the quarters ended September 30, 2010 and 2009 are as follows:

	Revenue			AOCF			Operating Income (Loss)
$ millions	Q3 2010	Q3 2009	% Change	Q3 2010	Q3 2009	% Change	Q3 2010	Q3 2009	% Change
MSG Media	$133.4	$113.6	17.5%	$55.7	$42.5	30.8%	$50.3	$36.3	38.5%
MSG Entertainment	38.2	30.6	25.0%	(10.9)	(14.8)	25.9%	(13.9)	(18.8)	25.9%
MSG Sports	36.9	34.8	6.2%	1.6	5.3	(70.4)%	(1.7)	1.3	—
Other (including eliminations)	(17.7)	(17.1)	(3.2)%	(4.0)	(1.8)	(123.6)%	(8.4)	(6.9)	(21.6)%

Total Company	$190.8	$161.8	18.0%	$42.3	$31.2	35.2%	$26.3	$11.9	120.6%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Media

MSG Media revenues for the third quarter 2010 rose 17.5% to $133.4 million, primarily driven by affiliate fee revenue growth. Affiliate fee revenues increased $18.7 million compared to the year-ago period, largely attributable to higher contractual affiliation rates. Advertising revenues increased $1.1 million compared to the year-ago quarter. AOCF increased 30.8% to $55.7 million and operating income rose 38.5% to $50.3 million, both as compared to the year-ago period. The increases in AOCF and operating income primarily reflect the growth in affiliate revenue, partially offset by higher direct operating and selling, general and administrative expenses, mainly attributable to higher costs associated with new programming.

MSG Entertainment

MSG Entertainment revenues for the third quarter 2010 rose 25.0% to $38.2 million, primarily led by an increase in event-related revenues at the Madison Square Garden Arena. The segment’s AOCF loss improved by $3.8 million to a loss of $10.9 million and operating loss improved by $4.9 million to a loss of $13.9 million, both as compared to the prior year. The improvement in AOCF and operating income primarily reflects the increase in event-related revenues at the Arena. This was partially offset by fewer events at the Theater at Madison Square Garden, which was closed during the summer of 2010 due to the Transformation project, and at the Beacon Theatre, which was underutilized during the quarter due to the early closing of a live entertainment production.

MSG Sports

MSG Sports revenues for the third quarter 2010 increased 6.2% to $36.9 million. The increase in revenues was primarily attributable to higher revenues from live sporting events held at the Madison Square Garden Arena and an increase in sponsorship and signage revenues. This was partially offset by a decline in sports team pre-season ticket revenue due to the timing of pre-season games. AOCF declined by $3.7 million to $1.6 million while operating income declined by $3.0 million to a loss of $1.7 million, both as compared to the prior year. The decline in AOCF and operating income mainly reflects increases in direct operating and selling, general and administrative expense, partially offset by the increase in revenue.

About Madison Square Garden

Madison Square Garden is a fully-integrated sports, entertainment and media business. The company is comprised of three business segments: MSG Sports, MSG Entertainment and MSG Media, which are strategically aligned to work together to drive MSG’s overall business, which is built on a foundation of iconic venues and compelling content that MSG creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Hartford Wolf Pack (AHL). MSG Sports also features other sports properties, including the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes, throughout the country. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. These venues include Madison Square Garden, Radio City Music Hall, the Theater at Madison Square Garden, the Beacon Theatre, the Chicago Theatre and the Wang Theatre. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Media is also responsible for managing interactive initiatives across all business segments. More information is available at www.msg.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, excluding share-based compensation expense or benefit and restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the distortive effects of fluctuating stock prices in the case of stock appreciation rights and, in the case of restricted shares, restricted stock units and stock options, the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Barry Watkins Executive Vice President Communications Madison Square Garden (212) 465-5920	Alysia Lew Vice President Financial Communications Madison Square Garden (212) 465-5925	Ari Danes, CFA Vice President Investor Relations Madison Square Garden (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. EST at www.msg.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 20257005

Conference call replay number is 800-642-1687 / Conference ID Number 20257005 until November 12, 2010

MADISON SQUARE GARDEN, INC.

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$190,830	$161,764	$724,462	$650,418

Adjusted operating cash flow	$42,259	$31,246	$133,204	$57,742
Share-based compensation expense	(2,502)	(3,868)	(8,361)	(10,718)

Operating income before depreciation and amortization	39,757	27,378	124,843	47,024
Depreciation and amortization	(13,499)	(15,477)	(42,759)	(45,973)

Operating income (loss)	26,258	11,901	82,084	1,051
Other income (expense):
Interest expense, net	(1,222)	(263)	(2,328)	(931)
Miscellaneous	1,050	—	3,050	2,000

Income (loss) from operations before income taxes	26,086	11,638	82,806	2,120
Income tax benefit (expense)	(6,822)	(1,537)	(32,148)	2,141

Net income (loss)	$19,264	$10,101	$50,658	$4,261

Basic net earnings (loss) per common share	$0.26	$0.14	$0.69	$0.06

Diluted net earnings (loss) per common share	$0.25	$0.14	$0.66	$0.06

Basic weighted average common shares (000s)	74,010	73,309	73,808	73,309
Diluted weighted average common shares (000s)	76,811	73,309	76,604	73,309

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation and amortization in all periods.

•

Share-based compensation benefit (expense). This adjustment eliminates the compensation benefit (expense) relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

MADISON SQUARE GARDEN, INC.

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended September 30,		% Change
	2010	2009
MSG Media	$133,434	$113,580	17.5%
MSG Entertainment	38,184	30,557	25.0%
MSG Sports	36,905	34,765	6.2%
Inter-segment eliminations	(17,693)	(17,138)	(3.2)%

Total Madison Square Garden, Inc.	$190,830	$161,764	18.0%

	Nine Months Ended September 30,		% Change
	2010	2009
MSG Media	$407,421	$345,638	17.9%
MSG Entertainment	126,422	109,589	15.4%
MSG Sports	243,442	244,927	(0.6)%
Inter-segment eliminations	(52,823)	(49,736)	(6.2)%

Total Madison Square Garden, Inc.	$724,462	$650,418	11.4%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended September 30,		% Change	Three Months Ended September 30,		% Change
	2010	2009		2010	2009
MSG Media	$55,666	$42,543	30.8%	$50,282	$36,305	38.5%
MSG Entertainment	(10,930)	(14,757)	25.9%	(13,936)	(18,801)	25.9%
MSG Sports	1,559	5,265	(70.4)%	(1,703)	1,292	—
All other	(4,036)	(1,805)	(123.6)%	(8,385)	(6,895)	(21.6)%

Total Madison Square Garden, Inc.	$42,259	$31,246	35.2%	$26,258	$11,901	120.6%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Nine Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2010	2009		2010	2009
MSG Media	$179,558	$126,117	42.4%	$162,719	$106,565	52.7%
MSG Entertainment	(43,680)	(40,816)	(7.0)%	(53,065)	(52,512)	(1.1)%
MSG Sports	8,511	(21,757)	—	(1,182)	(32,314)	96.3%
All other	(11,185)	(5,802)	(92.8)%	(26,388)	(20,688)	(27.6)%

Total Madison Square Garden, Inc.	$133,204	$57,742	130.7%	$82,084	$1,051	—

MADISON SQUARE GARDEN, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(In thousands, except par value)	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$325,885	$109,716
Restricted cash	11,416	7,139
Accounts receivable, net of allowance for doubtful accounts of $2,126 and $2,337	105,582	130,460
Net receivable due from Cablevision	23,095	7,845
Prepaid expenses	71,423	36,849
Advances due from a subsidiary of Cablevision	—	190,000
Other current assets	36,889	37,049

Total current assets	574,290	519,058
Property and equipment, net of accumulated depreciation of $401,367 and $375,223	407,377	342,005
Other assets	134,282	131,820
Amortizable intangible assets, net of accum. amortization of $109,179 and $105,351	134,708	148,028
Indefinite-lived intangible assets	158,096	158,096
Goodwill	742,492	742,492

	$2,151,245	$2,041,499

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,052	$7,104
Accrued liabilities:
Employee related costs	50,009	71,646
Other accrued expenses	86,554	85,815
Deferred revenue	189,964	133,584

Total current liabilities	330,579	298,149

Defined benefit and other postretirement obligations	46,005	45,165
Other employee related costs	40,235	44,407
Other liabilities	65,169	63,568
Deferred tax liability	530,374	484,107

Total liabilities	1,012,362	935,396

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 authorized; 62,262 outstanding	624	—
Class B Common stock, par value $0.01, 90,000 authorized; 13,589 outstanding	136	—
Preferred stock, par value $0.01, 45,000 authorized; none outstanding	—	—
Additional paid-in capital (paid-in capital, for the period prior to the Distribution)	1,028,587	1,042,283
Treasury stock	(3,723)	—
Retained earnings	128,531	77,873
Accumulated other comprehensive loss	(15,272)	(14,053)
Total stockholders’ equity	1,138,883	1,106,103

	$2,151,245	$2,041,499

MADISON SQUARE GARDEN, INC.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2010	2009
Net cash provided by operating activities	$106,415	$43,916

Net cash used in investing activities	(71,056)	(41,209)

Net cash provided by (used in) financing activities	180,810	(766)

Net increase in cash and cash equivalents	216,169	1,941
Cash and cash equivalents at beginning of period	109,716	70,726

Cash and cash equivalents at end of period	$325,885	$72,667